UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2021
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, Everi Holdings Inc. (the “Company”) announced two executive leadership changes that will become effective on April 1, 2022. A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Promotion of Randy L. Taylor and Appointment to the Board of Directors

Randy L. Taylor, age 59, has been appointed to the position of President and Chief Executive Officer. Mr. Taylor also has been appointed to the Board of Directors (the “Board), effective as of April 1, 2022. Mr. Taylor has served as the President and Chief Operating Officer since April 1, 2020. Mr. Taylor previously served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer from March 2014 through March 2020.

In connection with this change, Mr. Taylor will enter into an amended and restated employment agreement with the Company (the “Amended and Restated Taylor Agreement”), effective as of April 1, 2022, which will reflect the change in title. Mr. Taylor will serve as the Company’s Principal Executive Officer. The remaining terms of the Amended and Restated Taylor Agreement have not yet been determined by the Compensation Committee of the Board.

Mr. Taylor has no family relationship with any other director or executive officer of the Company, no arrangements or understandings with any other persons regarding their appointments, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Transition of Employment of Mr. Rumbolz

Michael D. Rumbolz, age 67, has been appointed to Executive Chairman of the Board. Mr. Rumbolz has served as the Company’s Chief Executive Officer since April 1, 2020, and as President and Chief Executive Officer from May 2016 through March 2020. Mr. Rumbolz has also served as the Chairman of the Board since May 2021 and has served as a member of the Board since 2010.

Mr. Rumbolz’s existing amended and restated employment agreement with the Company will expire on March 31, 2022, and with the appointment of Mr. Taylor as President and Chief Executive Officer of the Company, Mr. Rumbolz will no longer serve in the capacity of Chief Executive Officer, effective as of April 1, 2022.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated December 15, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: December 16, 2021	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Chief Accounting Officer